Exhibit 99.1
Trimble Announces Fourth Quarter and Full Year 2024 Results and Initiates 2025 Guidance
•Record annualized recurring revenue, reflecting ongoing execution of the Connect & Scale strategy
•Record gross margin, demonstrating continued business transformation and favorable mix shift
•Continued simplification and focusing of business via recently completed Mobility divestiture
•$1 billion share repurchase authorized
•Establishing full year guidance
WESTMINSTER, Colo., Feb 19, 2025 - Trimble Inc. (Nasdaq: TRMB) today announced financial results for the fourth quarter and fiscal year 2024.
Fourth Quarter 2024 Financial Highlights
•Revenue of $983.4 million, up 5 percent on a year-over-year basis, up 17 percent on an organic basis
•Annualized recurring revenue ("ARR") was $2.26 billion, up 14 percent year-over-year, up 14 percent on an organic basis
•GAAP operating income was $173.5 million, 17.6 percent of revenue and non-GAAP operating income was $283.6 million, 28.8 percent of revenue
•GAAP net income was $90.2 million and non-GAAP net income was $221.5 million
•Diluted earnings per share ("EPS") was $0.36 on a GAAP basis and $0.89 on a non-GAAP basis
•Adjusted EBITDA was $298.1 million, 30.3 percent of revenue
Executive Quote
"Fiscal 2024 was a transformative year for Trimble. We simplified and focused the Company through portfolio moves and re-segmentation. We also delivered for our customers while strengthening the Company - as evidenced by record levels of software as a percent of total revenue, and record levels of ARR, gross margin and profitability," said Rob Painter, president and CEO of Trimble. "We thank all of our Trimble colleagues for their dedication and hard work in 2024, and we look forward to further executing and progressing Connect & Scale in 2025 and beyond."
Fiscal 2024 Financial Highlights
•Revenue of $3,683.3 million, down 3 percent on a year-over-year basis, up 5 percent on an organic basis
•GAAP operating income was $460.7 million, 12.5 percent of revenue, and non-GAAP operating income was $937.2 million, 25.4 percent of revenue
•GAAP net income was $1,504.4 million and non-GAAP net income was $704.4 million
•Diluted EPS was $6.09 on a GAAP basis, and $2.85 on a non-GAAP basis
•Adjusted EBITDA was $1,000.4 million, 27.2 percent of revenue
•During fiscal 2024, Trimble repurchased approximately 2.9 million shares for $175.0 million.
Forward-Looking Guidance
For the full-year 2025, Trimble expects to report revenue between $3,370 million and $3,470 million, GAAP earnings per share of $1.46 to $1.67, and non-GAAP earnings per share of $2.76 to $2.98. GAAP guidance assumes a tax rate of 22.0 percent and non-GAAP guidance assumes a tax rate of 17.4 percent. Both GAAP and non-GAAP earnings per share assume approximately 243 million shares outstanding.
For the first quarter of 2025, Trimble expects to report revenue between $794 million and $824 million, GAAP earnings per share of $0.21 to $0.27, and non-GAAP earnings per share of $0.55 to $0.61. GAAP guidance assumes a tax rate of 23.0 percent and non-GAAP guidance assumes a tax rate of 17.4 percent. Both GAAP and non-GAAP earnings per share assume approximately 246 million shares outstanding.
Full-year 2025 and first quarter of 2025 guidance both reflect the closing of the mobility divestiture, which closed on February 8, 2025. A reconciliation of the non-GAAP measures to the most directly comparable GAAP measures and other information relating to these non-GAAP measures are included in the supplemental reconciliation schedule attached.
Share Repurchase Authorization
The Board of Directors has authorized a common stock repurchase authorization of up to $1 billion, which replaces the Company's existing authorization and goes into effect immediately.

Investor Conference Call / Webcast Details
Trimble will hold a conference call on February 19, 2025 at 8:00 a.m. ET to review its fourth quarter and full year 2024 results. An accompanying slide presentation will be made available on the "Investors" section of the Trimble website, https://www.trimble.com, under the subheading "Events & Presentations." The call will be broadcast live on the web at https://investor.trimble.com. Investors and participants who wish to dial into the call may do so by first registering at https://registrations.events/direct/Q4I841133938. Upon registration, dial-in details will be sent via email to the registrant. A replay will also be available on the web at the address above.
About Trimble
Trimble is transforming the ways people move, build and live. Core technologies in positioning, modeling and data analytics connect the digital and physical worlds to improve our customers' productivity, quality, safety, transparency and sustainability. For more information about Trimble (Nasdaq: TRMB), visit: https://www.trimble.com.
Safe Harbor
Certain statements made in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These statements include expectations about our future financial and operational results and expectations regarding the execution and progress of the Connect and Scale strategy. These forward-looking statements are subject to change, and actual results may materially differ due to certain risks and uncertainties. The Company's results may be adversely affected if the Company is unable to market, manufacture and ship new products, obtain new customers, effectively integrate new acquisitions or consummate divestitures in a timely manner, or get the benefits it is expecting from its joint ventures and partnerships, including with AGCO and Platform Science. The Company's results would also be negatively impacted due to weakness and deterioration in the US and global macroeconomic outlook, including slowing growth, inflationary pressures and increases in interest rates, which may affect demand for our products and services and increase our costs, adversely affecting our revenues and profitability, supply chain shortages and disruptions, the pace at which our dealers work through their inventory, changes in our distribution channels, adverse geopolitical developments and the potential impact of volatility and conflict in the political and economic environment, including the conflict between Russia and Ukraine and its direct and indirect impact on our business, foreign exchange fluctuations, the pace we transition our business model towards a subscription model, the imposition of barriers to international trade, the impact of acquisitions or divestitures, and our ability to maintain effective internal controls over financial reporting, including our ability to remediate our material weaknesses in our internal controls over financial reporting. Any failure to achieve predicted results could negatively impact the Company's revenue, cash flow from operations, and other financial results. In addition, the Company may not repurchase all of the authorized $1 billion of shares of its common stock and the stock repurchase program may be suspended or discontinued at any time without notice. The Company's financial results will also depend on a number of other factors and risks detailed from time to time in reports filed with the SEC, including its quarterly reports on Form 10-Q and its annual report on Form 10-K. Undue reliance should not be placed on any forward-looking statement contained herein. These statements reflect the Company's position as of the date of this release. The Company expressly disclaims any undertaking to release publicly any updates or revisions to any statements to reflect any change in the Company's expectations or any change of events, conditions, or circumstances on which any such statement is based.
FTRMB

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)
(Unaudited)

	Fourth Quarter of		Year of
	2024	2023	2024	2023
Revenue:
Product	$288.9	$402.8	$1,284.0	$1,771.7
Subscription and services	694.5	529.6	2,399.3	2,027.0
Total revenue	983.4	932.4	3,683.3	3,798.7
Cost of sales:
Product	153.6	209.3	698.3	875.0
Subscription and services	130.0	118.0	495.4	482.2
Amortization of purchased intangible assets	18.6	27.8	93.3	108.7
Total cost of sales	302.2	355.1	1,287.0	1,465.9
Gross margin	681.2	577.3	2,396.3	2,332.8
Gross margin (%)	69.3%	61.9%	65.1%	61.4%
Operating expense:
Research and development	175.0	167.7	662.3	664.3
Sales and marketing	167.4	146.1	603.8	583.0
General and administrative	137.5	118.3	547.9	487.5
Restructuring	1.8	19.5	15.9	45.6
Amortization of purchased intangible assets	26.0	28.8	105.7	103.6
Total operating expense	507.7	480.4	1,935.6	1,884.0
Operating income	173.5	96.9	460.7	448.8
Non-operating (expense) income, net:
Divestitures (loss) gain, net	(7.1)	(1.4)	1,687.9	9.2
Interest expense, net	(13.3)	(47.8)	(90.7)	(161.0)
(Loss) income from equity method investments, net	(57.4)	3.5	(48.1)	28.1
Other income (loss), net	2.1	8.3	(3.9)	31.9
Total non-operating (expense) income, net	(75.7)	(37.4)	1,545.2	(91.8)
Income before taxes	97.8	59.5	2,005.9	357.0
Income tax provision (benefit)	7.6	(3.5)	501.5	45.7
Net income	$90.2	$63.0	$1,504.4	$311.3
Earnings per share:
Basic	$0.37	$0.25	$6.13	$1.26
Diluted	$0.36	$0.25	$6.09	$1.25
Shares used in calculating earnings per share:
Basic	245.9	247.8	245.5	247.9
Diluted	248.2	249.0	247.2	249.1

CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

At the End of Year	2024	2023
Assets
Current assets:
Cash and cash equivalents	$738.8	$229.8
Accounts receivable, net	725.8	706.6
Inventories	194.3	235.7
Prepaid expenses	103.3	89.8
Other current assets	196.2	147.8
Assets held for sale	312.0	421.2
Total current assets	2,270.4	1,830.9
Property and equipment, net	188.4	202.5
Operating lease right-of-use assets	123.5	124.0
Goodwill	4,988.4	5,350.6
Other purchased intangible assets, net	998.1	1,243.5
Deferred income tax assets	294.4	412.3
Equity investments	361.0	127.7
Other non-current assets	264.1	247.8
Total assets	$9,488.3	$9,539.3
Liabilities and Stockholders' Equity
Current liabilities:
Short-term debt	$—	$530.4
Accounts payable	161.6	165.3
Accrued compensation and benefits	227.2	181.2
Deferred revenue	800.4	663.1
Income taxes payable	325.0	39.7
Other current liabilities	211.2	201.3
Liabilities held for sale	62.6	48.3
Total current liabilities	1,788.0	1,829.3
Long-term debt	1,390.6	2,536.2
Deferred revenue, non-current	95.6	98.3
Deferred income tax liabilities	199.9	287.8
Operating lease liabilities	123.4	121.9
Other non-current liabilities	145.5	165.7
Total liabilities	3,743.0	5,039.2
Stockholders' equity:
Common stock	0.2	0.2
Additional paid-in-capital	2,369.4	2,214.6
Retained earnings	3,757.6	2,437.4
Accumulated other comprehensive loss	(381.9)	(152.1)
Total stockholders' equity	5,745.3	4,500.1
Total liabilities and stockholders' equity	$9,488.3	$9,539.3

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Year of
	2024	2023
Cash flow from operating activities:
Net income	$1,504.4	$311.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	232.0	250.6
Deferred income taxes	27.0	(104.6)
Stock-based compensation	158.6	145.4
Divestitures gain, net	(1,687.9)	(9.2)
Other, net	93.9	11.6
(Increase) decrease in assets:
Accounts receivable, net	(135.1)	(36.4)
Inventories	11.0	67.6
Other current and non-current assets	(116.3)	(67.2)
Increase (decrease) in liabilities:
Accounts payable	5.7	(12.4)
Accrued compensation and benefits	56.5	20.8
Deferred revenue	168.5	26.0
Income taxes payable	265.6	(4.0)
Other current and non-current liabilities	(52.5)	(2.4)
Net cash provided by operating activities	531.4	597.1
Cash flow from investing activities:
Proceeds from divestitures	1,923.4	17.0
Acquisitions of businesses, net of cash acquired	(22.0)	(2,088.9)
Purchases of property and equipment	(33.6)	(42.0)
Other, net	(6.7)	45.8
Net cash provided by (used in) investing activities	1,861.1	(2,068.1)
Cash flow from financing activities:
Issuance of common stock, net of tax withholdings	(6.5)	6.7
Repurchases of common stock	(175.0)	(100.0)
Proceeds from debt and revolving credit lines	521.2	3,847.1
Payments on debt and revolving credit lines	(2,199.4)	(2,292.9)
Other, net	(4.5)	(29.4)
Net cash (used in) provided by financing activities	(1,864.2)	1,431.5
Effect of exchange rate changes on cash and cash equivalents	(19.4)	7.4
Net increase (decrease) in cash and cash equivalents	508.9	(32.1)
Cash and cash equivalents - beginning of period (1)	238.9	271.0
Cash and cash equivalents - end of period (1)	$747.8	$238.9

Supplemental cash flow disclosure:
Cash tax paid, net, excluding tax for the Ag divestiture	$106.1	$168.0
Cash tax paid for the Ag divestiture	$122.0	$—

(1) Includes $9.0 million and $9.1 million of cash and cash equivalents classified as held for sale as of January 3, 2025 and December 29, 2023.

REPORTING SEGMENTS
(In millions)
(Unaudited)

	Reporting Segments
	AECO	Field Systems	T&L
FOURTH QUARTER OF 2024:
Segment revenue	$413.8	$362.8	$206.8
Cost of sales	57.9	147.2	71.2
Operating expense	187.1	105.4	93.7
Operating income	$168.8	$110.2	$41.9
Operating income %	40.8%	30.4%	20.3%

FOURTH QUARTER OF 2023:
Segment revenue	$288.7	$452.0	$191.7
Cost of sales	52.3	197.9	70.7
Operating expense	143.0	128.9	83.4
Operating income	$93.4	$125.2	$37.6
Operating income %	32.4%	27.7%	19.6%

	Reporting Segments
	AECO	Field Systems	T&L
YEAR 2024
Segment revenue	$1,358.6	$1,535.9	$788.8
Cost of sales	220.4	666.3	280.2
Operating expense	674.6	427.6	353.5
Operating income	$463.6	$442.0	$155.1
Operating income %	34.1%	28.8%	19.7%

YEAR 2023
Segment revenue	$1,110.5	$1,967.9	$720.3
Cost of sales	213.3	843.4	278.8
Operating expense	568.2	521.0	323.3
Operating income	$329.0	$603.5	$118.2
Operating income %	29.6%	30.7%	16.4%

GAAP TO NON-GAAP RECONCILIATION
(Dollars in millions, except per share data)
(Unaudited)

		Fourth Quarter of				Year of
		2024		2023		2024		2023
		Dollar Amount	% of Revenue	Dollar Amount	% of Revenue	Dollar Amount	% of Revenue	Dollar Amount	% of Revenue
REVENUE:
GAAP revenue:		$983.4		$932.4		$3,683.3		$3,798.7

GROSS MARGIN:
GAAP gross margin:		$681.2	69.3%	$577.3	61.9%	$2,396.3	65.1%	$2,332.8	61.4%
Amortization of purchased intangible assets	(A)	18.6		27.8		93.3		108.7
Acquisition / divestiture items	(B)	—		0.1		—		0.5
Stock-based compensation / deferred compensation	(C)	4.7		3.6		17.4		15.0
Restructuring and other costs	(D)	0.7		0.5		3.6		(0.1)
Non-GAAP gross margin:		$705.2	71.7%	$609.3	65.3%	$2,510.6	68.2%	$2,456.9	64.7%

OPERATING EXPENSES:
GAAP operating expenses:		$507.7	51.6%	$480.4	51.5%	$1,935.6	52.6%	$1,884.0	49.6%
Amortization of purchased intangible assets	(A)	(26.0)		(28.8)		(105.7)		(103.6)
Acquisition / divestiture items	(B)	(6.4)		(16.8)		(81.6)		(71.9)
Stock-based compensation / deferred compensation	(C)	(43.8)		(32.1)		(146.1)		(136.1)
Restructuring and other costs	(D)	(9.9)		(20.0)		(28.8)		(50.2)
Non-GAAP operating expenses:		$421.6	42.9%	$382.7	41.0%	$1,573.4	42.7%	$1,522.2	40.1%

OPERATING INCOME:
GAAP operating income:		$173.5	17.6%	$96.9	10.4%	$460.7	12.5%	$448.8	11.8%
Amortization of purchased intangible assets	(A)	44.6		56.6		199.0		212.3
Acquisition / divestiture items	(B)	6.4		16.9		81.6		72.4
Stock-based compensation / deferred compensation	(C)	48.5		35.7		163.5		151.1
Restructuring and other costs	(D)	10.6		20.5		32.4		50.1
Non-GAAP operating income:		$283.6	28.8%	$226.6	24.3%	$937.2	25.4%	$934.7	24.6%

NON-OPERATING (EXPENSE) INCOME, NET:
GAAP non-operating (expense) income, net:		$(75.7)		$(37.4)		$1,545.2		$(91.8)
Acquisition / divestiture items	(B)	4.2		1.1		(1,688.5)		(36.5)
Deferred compensation	(C)	(0.2)		(2.9)		(4.9)		(5.8)
Restructuring and other costs	(D)	57.3		(0.1)		64.1		1.3
Non-GAAP non-operating expense, net:		$(14.4)		$(39.3)		$(84.1)		$(132.8)

			GAAP and Non-GAAP Tax Rate %		GAAP and Non-GAAP Tax Rate %		GAAP and Non-GAAP Tax Rate %		GAAP and Non-GAAP Tax Rate %
			(G)		(G)		(G)		(G)
INCOME TAX PROVISION:
GAAP income tax provision:		$7.6	7.8%	$(3.5)	(5.9)%	$501.5	25.0%	$45.7	12.8%
Non-GAAP items tax effected	(E)	25.4		8.3		(288.1)		56.9
Difference in GAAP and Non-GAAP tax rate	(F)	14.7		25.9		(64.7)		35.6
Non-GAAP income tax provision:		$47.7	17.7%	$30.7	16.4%	$148.7	17.4%	$138.2	17.2%

		Fourth Quarter of				Year of
		2024		2023		2024		2023
		Dollar Amount	% of Revenue	Dollar Amount	% of Revenue	Dollar Amount	% of Revenue	Dollar Amount	% of Revenue
NET INCOME:
GAAP net income:		$90.2		$63.0		$1,504.4		$311.3
Amortization of purchased intangible assets	(A)	44.6		56.6		199.0		212.3
Acquisition / divestiture items	(B)	10.6		18.0		(1,606.9)		35.9
Stock-based compensation	(C)	48.3		32.8		158.6		145.3
Restructuring and other costs	(D)	67.9		20.4		96.5		51.4
Non-GAAP tax adjustments	(E) - (F)	(40.1)		(34.2)		352.8		(92.5)
Non-GAAP net income:		$221.5		$156.6		$704.4		$663.7

DILUTED NET INCOME PER SHARE:
GAAP diluted net income per share:		$0.36		$0.25		$6.09		$1.25
Amortization of purchased intangible assets	(A)	0.18		0.23		0.80		0.85
Acquisition / divestiture items	(B)	0.04		0.07		(6.50)		0.14
Stock-based compensation	(C)	0.20		0.13		0.64		0.58
Restructuring and other costs	(D)	0.27		0.08		0.39		0.21
Non-GAAP tax adjustments	(E) - (F)	(0.16)		(0.13)		1.43		(0.37)
Non-GAAP diluted net income per share:		$0.89		$0.63		$2.85		$2.66

ADJUSTED EBITDA:
GAAP operating income:		$173.5	17.6%	$96.9	10.4%	$460.7	12.5%	$448.8	11.8%
Amortization of purchased intangible assets	(A)	44.6		56.6		199.0		212.3
Acquisition / divestiture items	(B)	6.4		16.9		81.6		72.4
Stock-based compensation	(C)	48.5		35.7		163.5		151.1
Restructuring and other costs	(D)	10.6		20.5		32.4		50.1
Non-GAAP operating income:		283.6	28.8%	226.6	24.3%	937.2	25.4%	934.7	24.6%
Depreciation expense and cloud computing amortization		14.5		11.1		49.3		46.9
Income from equity method investments, net		—		3.5		13.9		28.1
Adjusted EBITDA:		$298.1	30.3%	$241.2	25.9%	$1,000.4	27.2%	$1,009.7	26.6%

		Year of
		2024		2023
FREE CASH FLOW:
Net cash provided by operating activities		$531.4		$597.1
Capital expenditures		33.6		42.0
Free cash flow		$497.8		$555.1

		First Quarter of 2025		Year 2025
		Low End	High End	Low End	High End
FORECASTED DILUTED NET INCOME PER SHARE:
Forecasted GAAP diluted net income per share:		$0.21	$0.27	$1.46	$1.67
Amortization of purchased intangible assets	(A)	0.18	0.18	0.72	0.72
Acquisition / divestiture items	(B)	0.02	0.02	0.07	0.07
Stock-based compensation / deferred compensation	(C)	0.17	0.17	0.61	0.61
Restructuring and other costs	(D)	0.02	0.02	0.07	0.07
Non-GAAP tax adjustments	(E) - (F)	(0.05)	(0.05)	(0.17)	(0.16)
Forecasted non-GAAP diluted net income per share:		$0.55	$0.61	$2.76	$2.98

FOOTNOTES TO GAAP TO NON-GAAP RECONCILIATION

This press release includes GAAP financial measures as well as non-GAAP financial measures, which are not meant to be considered in isolation or as a substitute for comparable GAAP. We believe these non-GAAP financial measures provide useful information to investors and others in understanding our "core operating performance", which excludes (i) the effect of non-cash items and certain variable charges not expected to recur; and (ii) transactions that are not meaningful in comparison to our past operating performance or not reflective of ongoing financial results. Lastly, we believe that our core operating performance offers a supplemental measure for period-to-period comparisons and can be used to evaluate our historical and prospective financial performance, as well as our performance relative to competitors.
The non-GAAP definitions, and explanations to the adjustments to comparable GAAP measures are included below:
Non-GAAP Definitions
Non-GAAP gross margin
We define Non-GAAP gross margin as GAAP gross margin, excluding the effects of amortization of purchased intangible assets, acquisition/divestiture items, stock-based compensation, deferred compensation, and restructuring and other costs. We believe our investors benefit by understanding our non-GAAP gross margin as a way of understanding how product mix, pricing decisions, and manufacturing costs influence our business.
Non-GAAP operating expenses
We define Non-GAAP operating expenses as GAAP operating expenses, excluding the effects of amortization of purchased intangible assets, acquisition/divestiture items, stock-based compensation, deferred compensation, and restructuring and other costs. We believe this measure is important to investors evaluating our non-GAAP spending in relation to revenue.
Non-GAAP operating income
We define Non-GAAP operating income as GAAP operating income, excluding the effects of amortization of purchased intangible assets, acquisition/divestiture items, stock-based compensation, deferred compensation, and restructuring and other costs. We believe our investors benefit by understanding our non-GAAP operating income trends, which are driven by revenue, gross margin, and spending.
Non-GAAP non-operating expense, net
We define Non-GAAP non-operating expense, net as GAAP non-operating income (expense), net, excluding acquisition/divestiture items, deferred compensation, and restructuring and other costs. We believe this measure helps investors evaluate our non-operating expense trends.
Non-GAAP income tax provision
We define Non-GAAP income tax provision as GAAP income tax provision, excluding charges and benefits such as net deferred tax impacts resulting from the non-U.S. intercompany transfer of intellectual property, deferred tax impacts from global intangible low-taxed income, and significant reserve releases upon the statute of limitations expirations. We believe this measure helps investors because it provides for consistent treatment of excluded items in our non-GAAP presentation and a difference in the GAAP and non-GAAP tax rates.
Non-GAAP net income
We define Non-GAAP net income as GAAP net income, excluding the effects of amortization of purchased intangible assets, acquisition/divestiture items, stock-based compensation, restructuring and other costs, and non-GAAP tax adjustments. This measure provides a supplemental view of net income trends, which are driven by non-GAAP income before taxes and our non-GAAP tax rate.
Non-GAAP diluted net income per share
We define Non-GAAP diluted net income per share as GAAP diluted net income per share, excluding the effects of amortization of purchased intangible assets, acquisition/divestiture items, stock-based compensation, restructuring and other costs, and non-GAAP tax adjustments. We believe our investors benefit by understanding our non-GAAP operating performance as reflected in a per share calculation as a way of measuring non-GAAP operating performance by ownership in the Company.

Adjusted EBITDA
We define Adjusted EBITDA as non-GAAP operating income plus depreciation expense, cloud computing amortization, and income from equity method investments, net, excluding our proportionate share of items such as goodwill impairment, amortization of purchased intangibles, stock-based compensation, and restructuring costs. Other companies may define Adjusted EBITDA differently. Adjusted EBITDA is a performance measure that we believe offers a useful view of the overall operations of our business because it facilitates operating performance comparisons by removing potential differences caused by variations unrelated to operating performance, such as capital structures (interest expense), income taxes, depreciation, and amortization of purchased intangibles and cloud computing costs.
Free Cash Flow
We define free cash flow as cash flow from operating activities minus capital expenditures. We believe this measure is important to investors evaluating our generation of cash flow.
Explanations of Non-GAAP adjustments
(A)Amortization of purchased intangible assets. Non-GAAP gross margin and operating expenses exclude the amortization of purchased intangible assets, which primarily represents technology and/or customer relationships already developed.
(B)Acquisition / divestiture items. Non-GAAP gross margin and operating expenses exclude costs consisting of external and incremental costs resulting directly from acquisitions, divestitures, and strategic investment activities such as legal, due diligence, integration, and other closing costs, including the acceleration of acquisition stock awards and adjustments to the fair value of earn-out liabilities. Non-GAAP non-operating expense, net, excludes one-time acquisition/divestiture charges, including foreign currency exchange rate gains/losses related to an acquisition, divestiture gains/losses, and strategic investment gains/losses. These are one-time costs that vary significantly in amount and timing and are not indicative of our core operating performance.
(C)Stock-based compensation / deferred compensation. Non-GAAP gross margin and operating expenses exclude stock-based compensation and income or expense associated with movement in our non-qualified deferred compensation plan liabilities. Changes in non-qualified deferred compensation plan assets, included in non-operating expense, net, offset the income or expense in the plan liabilities.
(D)Restructuring and other costs. Non-GAAP gross margin and operating expenses exclude restructuring and other costs comprised of termination benefits related to reductions in employee headcount and closure or exit of facilities, expenses related to the 2023 re-audit, as well as a $20 million commitment to donate to the Trimble Foundation that was paid over four quarters ending in the first quarter of 2023. Non-GAAP non-operating expense net, excludes our proportionate share of items recorded in income from equity method investment items, such as goodwill impairment, amortization of purchased intangibles, stock-based compensation, and restructuring costs.
(E)Non-GAAP items tax effected. This amount adjusts the provision for income taxes to reflect the effect of the non-GAAP items (A) through (D) on non-GAAP net income.
(F)Difference in GAAP and non-GAAP tax rate. This amount represents the difference between the GAAP and non-GAAP tax rates applied to the non-GAAP operating income plus the non-GAAP non-operating expense, net. The non-GAAP tax rate excludes charges and benefits such as (i) deferred tax impacts from tax amortization relating to a non-U.S. intercompany transfer of intellectual property, (ii) deferred tax impacts from global intangible low-taxed income, and (iii) significant reserve releases upon statute of limitations expirations.
(G)GAAP and non-GAAP tax rate percentages. These percentages are defined as GAAP income tax provision as a percentage of GAAP income before taxes and non-GAAP income tax provision as a percentage of non-GAAP income before taxes.
OTHER KEY METRICS
Annualized Recurring Revenue
In addition to providing non-GAAP financial measures, Trimble provides an ARR performance measure in order to provide investors with a supplementary indicator of the value of the Company's current recurring revenue contracts. ARR represents the estimated annualized value of recurring revenue. ARR is calculated by taking our subscription and maintenance and support for the current quarter and adding the portion of the contract value of all our term licenses attributable to the current quarter, then dividing that sum by the number of days in the quarter and then multiplying that quotient by 365. ARR should be viewed independently of revenue and deferred revenue as it is a performance measure and is not intended to be combined with or to replace either of those items.

Organic Annualized Recurring Revenue
Organic annualized recurring revenue refers to annualized recurring revenue excluding the impacts of (i) foreign currency translation, and (ii) acquisitions and divestitures that closed in the prior 12 months.
Organic Revenue
Organic revenue refers to revenue excluding the impacts of (i) foreign currency translation, and (ii) acquisitions and divestitures that closed in the prior 12 months.